Exhibit 99.1

Contact: Tyra Tutor Senior Vice President, Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces Fourth Quarter and Year-end Results

Revenue Up 30% in 2004 Versus 2003

JACKSONVILLE, Fla. (February 10, 2005) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the fourth quarter and year ended December 31, 2004. The Company reported revenue of $421 million and diluted net income per common share of $0.11 for the quarter ended December 31, 2004, compared with revenue of $284 million and diluted net income per common share from continuing operations of $0.05 for the year-earlier period.

For the year, revenue grew from $1.096 billion in 2003 to $1.427 billion in 2004, an increase of 30%. Diluted net income per common share from continuing operations grew from $0.21 in 2003 to $0.33 in 2004, an increase of 57%. EBITDA grew from $53 million in 2003 to $68 million in 2004, an increase of 28%.

Fourth Quarter Summary

•	Revenue was $421 million, up 48% versus the fourth quarter of 2003 and up 16% sequentially versus the third quarter of 2004;
•	Excluding the impacts of acquisitions and currency exchange rates, revenue increased 37% versus the fourth quarter of 2003 and 11% versus the third quarter of 2004;
•	Diluted net income per common share was $0.11, up 120% from the fourth quarter of 2003;
•	Net income was impacted by higher-than-anticipated administrative expenses, primarily related to Sarbanes-Oxley Section 404, incurred in the fourth quarter; however, these higher costs were offset by income tax benefits;
•	EBITDA was $20 million, an increase of 59% versus the fourth quarter of 2003;
•	Operating income was $16 million, an increase of 88% versus the fourth quarter of 2003;
•	Cash flow from operations was $33 million during the fourth quarter.

Segment Information

In the past, the Company has presented the financial results of three reporting segments: IT Services, IT Solutions, and Professional Services. In an effort to better align the reporting of its financial results with the manner in which the Company currently manages its business, the Company will revise its presentation of financial results from three to four reporting segments. Beginning with the fourth quarter, financial results will be reported as follows:

Information Technology (IT) Division	Professional Services Division
• North American Segment	• North American Segment
• European Segment	• European Segment

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1 Independence Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax

www.mpsgroup.com

MPS Reports Year-end Results

February 10, 2005

The former IT Solutions segment is included in the North American information technology segment, as all of its business is conducted in the United States.

Professional Services Division Performance

The Company’s Professional Services division reported revenue for the fourth quarter of 2004 of $212 million, an increase of 53% versus the fourth quarter of 2003 and 17% sequentially versus the third quarter of 2004. Excluding the impacts of acquisitions and changes in currency, revenue grew 33% versus the fourth quarter of 2003 and 8% sequentially versus the third quarter of 2004. For the year, Professional Services division revenue increased from $514 million in 2003 to $719 million in 2004, an increase of 40%. Professional Services division revenue has grown substantially over the past three years as a percentage of the Company’s overall revenue, representing 51% of the Company’s revenue as of the fourth quarter. Below is further discussion of the fourth quarter performance of the Professional Services division’s two reporting segments.

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering and healthcare and its business units go to market under the brands Accounting Principals, Special Counsel, Entegee, and Soliant Health, respectively. In the fourth quarter, this segment posted a 53% increase in revenue versus the fourth quarter of 2003 and a 21% sequential increase versus the third quarter of 2004. Excluding the impact of acquisitions, the North American Professional Services segment revenue grew 22% versus the fourth quarter of 2003 and 9% sequentially versus the third quarter of 2004. Gross margin expanded slightly, both sequentially and on a year-over-year basis.

Accounting Principals reported a 249% increase in revenue over the fourth quarter of 2003 and a 101% sequential increase versus the third quarter of 2004. During the quarter, Accounting Principals acquired Accounting Solutions, one of the nation’s largest privately held accounting staffing companies. Excluding the impact of acquisitions, revenue from Accounting Principals increased 49% versus the fourth quarter of 2003 and 5% sequentially versus the third quarter of 2004. The Company estimates that less than 5% of Accounting Principals’ revenue is directly attributable to Sarbanes-Oxley Act compliance work.

In the fourth quarter, Special Counsel grew revenue on a sequential basis for the eleventh consecutive quarter, posting a 27% increase in revenue versus the fourth quarter of 2003. Demand for temporary staffing remained steady, while demand for permanent recruitment services showed strong improvement. Special Counsel’s fourth quarter permanent recruitment fees increased 60% versus the fourth quarter of 2003. Demand for outsourced legal project work appears to be improving as well.

Revenue for Entegee rose 26% versus the fourth quarter of 2003 and 11% sequentially versus the third quarter of 2004. This strong organic growth is due to good execution and strong demand from the defense and aerospace industries.

Fourth quarter revenue for Soliant Health grew 10% sequentially versus the third quarter of 2004, indicating improvement in demand for nursing and allied health professionals. Soliant Health continues to expand its service offerings and delivery network.

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MPS Reports Year-end Results

February 10, 2005

European Professional Services Segment

The Company’s European Professional Services Segment is composed of Badenoch & Clark, a leading provider of finance and accounting and professional staffing services in the United Kingdom. In the fourth quarter, Badenoch & Clark grew revenue 54% versus the fourth quarter of 2003 and 12% sequentially versus the third quarter of 2004. Excluding the impact of currency exchange rates, revenue grew 50% versus the fourth quarter of 2003 and 10% sequentially versus the third quarter of 2004. In 2004, Badenoch & Clark made substantial investments in staff and new lines of business to meet market demand.

Information Technology Division Performance

The Company’s Information Technology division reported revenue for the fourth quarter of 2004 of $209 million, an increase of 43% versus the fourth quarter of 2003 and 15% sequentially versus the third quarter of 2004. For the year, IT revenue increased from $582 million in 2003 to $708 million in 2004, an increase of 22%. Billable headcount in the Information Technology Division grew steadily throughout 2004. Below is further discussion of the fourth quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue for the fourth quarter of 2004 of $132 million, an increase of 35% versus the fourth quarter of 2003 and 13% sequentially versus the third quarter of 2004.

Modis continued to see improvements in demand for IT staffing services, with revenue increasing both sequentially and on a year-over-year basis. Fourth quarter gross margin showed a slight improvement sequentially versus the third quarter of 2004. Profits for the fourth quarter were strong, as revenue increases were accompanied by only slight increases in operating expenses.

Idea Integration grew revenue versus the fourth quarter of 2003. Demand for project-based solutions showed some improvement, particularly in middle-market clients implementing Microsoft solutions.

Beeline continues to see encouraging improvements in sales and delivery activity. Beeline has recently introduced a number of new workforce optimization modules that are expected to add new sources of revenue in 2005. It is anticipated that Beeline will be profitable in 2005.

European Information Technology Services Segment

The Company’s European Information Technology Services Segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and continental Europe. Modis International grew fourth quarter revenue to $76 million, an increase of 60% versus the fourth quarter of 2003 and 19% sequentially versus the third quarter of 2004. Excluding the impact of currency exchange rates, European IT staffing revenue grew 55% versus the fourth quarter of 2003 and 16% sequentially versus the third quarter of 2004. Modis International continues to experience some downward pressure on gross margin, which it intends to counter in 2005 by scaling back certain business with lower-margin clients.

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MPS Reports Year-end Results

February 10, 2005

Capital Update

During the fourth quarter, the Company generated operating cash flow of $33 million. At the close of the fourth quarter, the Company had a cash balance of $106 million and no borrowings outstanding under its credit facility.

In 2004, the Company spent $50 million in cash on strategic acquisitions and $31 million to buy back the Company’s stock. The Company intends to continue to complete strategic acquisitions designed to enhance its service delivery network and establish new specialty lines of business. The Company has $25 million remaining on its stock buyback authorization and may continue to buy back Company shares as it deems appropriate.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “In 2004, our goal was to get our business growing again after several years of soft demand. For the most part, we were successful, as our top line grew over 30% in 2004 versus 2003. In order to do this, we had to make some investments in new people and new service offerings. We believe that these investments will pay off for us in 2005 as people mature in their jobs and new services come on-line. We are also looking forward to a stronger year in 2005 for permanent recruitment sales, which should help our profitability.”

“We were pleased with the strong revenue growth and substantial operating cash flow generated during the fourth quarter,” stated Robert Crouch, MPS Chief Financial Officer. “We expect first quarter 2005 results to be relatively consistent with the fourth quarter 2004 results as we adjust to the traditional seasonal patterns we experience in the first quarter. Specifically, we anticipate first quarter 2005 revenue to be in the range of $410 million to $430 million and earnings per share in the range of $0.09 to $0.11.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you do not have Internet access, you may listen to the call by dialing (913) 981-5509.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on February 17. To access the telephonic replay, please dial (719) 457-0820 and enter 208545 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

About MPS Group

MPS Group is a leading provider of staffing, consulting and solutions in the disciplines of information technology, finance and accounting, law, engineering and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom and Europe. Headquartered in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange under the ticker symbol “MPS.” For more information about MPS Group, visit www.mpsgroup.com. Except for materials described above, none of the information on our website should be considered included in this release.

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MPS Reports Year-end Results

February 10, 2005

Forward-Looking Statements

The statements contained in this press release should be considered forward-looking statements that are subject to risks, uncertainties or assumptions described above and may be affected by other factors, including but not limited to: fluctuations in the economy and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental regulations affecting the Company’s operations, including possible changes to regulations relating to benefits for consultants and temporary personnel and possible changes to laws or regulations that address insurance, benefits; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; unexpected fluctuations in interest rates or foreign currency exchange rates; loss of key employees; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “will,” “may,” “should,” “could,” “expects,” “plans,” “hopes,” “indicates,” “projects,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or the negative of these terms or other comparable terminology. Readers are urged to review and consider the factors discussed in our Form 10-K for 2003 and in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Reports Year-end Results

February 10, 2005

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
Operating Highlights:	2004	2003	2004	2003
Revenue:
North American Professional Services	$128,218	$83,925	$429,560	$315,754
European Professional Services	84,061	54,518	289,058	198,346
North American Information Technology Services	132,283	97,805	459,470	401,193
European Information Technology Services	76,222	47,683	248,754	180,737

Total revenue	420,784	283,931	1,426,842	1,096,030

Gross profit:
North American Professional Services	38,125	24,356	123,783	89,127
European Professional Services	22,731	15,100	80,402	58,238
North American Information Technology Services	35,298	26,479	123,757	112,780
European Information Technology Services	9,569	6,922	32,845	26,995

Total gross profit	105,723	72,857	360,787	287,140

General and administrative expenses	86,492	60,606	293,776	234,614
Exit recapture	(672)	(284)	(897)	(284)
Depreciation and intangibles amortization	4,207	4,203	15,775	17,009

Total operating expenses	90,027	64,525	308,654	251,339

Operating income	15,696	8,332	52,133	35,801
Interest and other income, net	366	382	1,437	553

Income from continuing operations before provision for income taxes	16,062	8,714	53,570	36,354
Provision for income taxes	4,754	3,441	18,150	14,519

Income from continuing operations, net of tax	11,308	5,273	35,420	21,835
Loss from discontinued operations, net of tax	—	(21,254)	—	(23,070)

Net income (loss)	$11,308	$(15,981)	$35,420	$(1,235)

Diluted net income (loss) per common share:
From continuing operations	$0.11	$0.05	$0.33	$0.21
From discontinued operations, net of tax	—	(0.20)	—	(0.22)

Diluted net income (loss) per common share	$0.11	$(0.15)	$0.33	$(0.01)

Diluted common shares outstanding	106,392	107,528	106,842	104,518

			As of
			December 31, 2004	December 31, 2003
Cash and cash equivalents			$106,497	$124,830
Accounts receivable, net of allowance			209,512	159,359
Other			22,773	19,279

Current assets			338,782	303,468
Long-term assets			615,070	589,683

Total assets			$953,852	$893,151

Current liabilities			$105,897	$86,589
Other			12,292	13,100
Stockholders' equity			835,663	793,462

Total liabilities and stockholders' equity			$953,852	$893,151

Working capital			$232,885	$216,879

As previously reported, the Company sold its outplacement unit, Manchester, in December 2003. Therefore, in accordance with GAAP, Manchester's results of operations are reflected in the line item, "Loss from discontinued operations, net of tax," for the fourth quarter and year ended December 31, 2003.

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MPS Reports Year-end Results

February 10, 2005

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands)

	Three Months Ended
	March 31, 2004	June 30, 2004	Sept. 30 2004	Dec. 31, 2004
Operating Highlights:
Revenue:
North American Professional Services	$92,803	$102,509	$106,030	$128,218
European Professional Services	63,765	66,168	75,064	84,061
North American Information Technology Services	101,789	108,437	116,961	132,283
European Information Technology Services	52,124	56,131	64,277	76,222

Total revenue	$310,481	$333,245	$362,332	$420,784

Gross profit:
North American Professional Services	$25,817	$29,317	$30,524	$38,125
European Professional Services	17,664	18,882	21,125	22,731
North American Information Technology Services	27,752	29,208	31,499	35,298
European Information Technology Services	7,002	7,749	8,525	9,569

Total gross profit	$78,235	$85,156	$91,673	$105,723

Income from operations:
North American Professional Services	$4,395	$8,459	$8,395	$9,685
European Professional Services	2,907	2,972	3,333	3,980
North American Information Technology Services	5,827	6,232	7,770	8,193
European Information Technology Services	204	521	673	1,003

Total income from operations from segments	13,333	18,184	20,171	22,861
Exit recapture	—	—	225	672
Corporate expenses*	(5,314)	(4,911)	(5,251)	(7,837)

Operating income	$8,019	$13,273	$15,145	$15,696

Unaudited Supplemental Data on the Previous Three Segments for the Three Months Ended December 31, 2004 The Segment Reporting was Changed from this Manner effective October 1, 2004

	Professional Services	IT Services	IT Solutions	Total
Revenue	$212,279	$189,948	$18,557	$420,784

Gross profit	$60,856	$39,421	$5,446	$105,723

*	Corporate expenses include unallocated expenses not directly related to the segments' operations.

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MPS Reports Year-end Results

February 10, 2005

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

(in thousands)

Reconciliation of EBITDA to Net Income

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
EBITDA	$19,903	$12,535	$67,908	$52,810
Depreciation and intangibles amortization	4,207	4,203	15,775	17,009

Operating income	15,696	8,332	52,133	35,801
Interest and other income, net	366	382	1,437	553

Income from continuing operations before provision for income taxes	16,062	8,714	53,570	36,354
Provision for income taxes	4,754	3,441	18,150	14,519

Income from continuing operations, net of tax	11,308	5,273	35,420	21,835
Loss from discontinued operations, net of tax	—	(21,254)	—	(23,070)

Net income (loss)	$11,308	$(15,981)	$35,420	$(1,235)

Reconciliation of Sequential Quarterly Revenue Growth Rate,

Excluding Acquisitions and the Effects of Changes in Currency

	MPS Group	Professional	EU IT
GAAP revenue growth rate 3Q2004 to 4Q2004	16.1%	17.2%	18.6%
Revenue growth rate contributed from acquisitions	3.9%	7.9%	0.0%
Revenue growth rate from changes in currency	0.9%	0.9%	2.5%

Revenue growth rate 3Q2004 to 4Q2004, excluding acquisitions and effects of changes in currency	11.3%	8.4%	16.1%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding Acquisitions and the Effects of Changes in Currency

	EU Professional	NA Professional	Accounting
GAAP revenue growth rate 3Q2004 to 4Q2004	12.0%	20.9%	101.2%
Revenue growth rate contributed from acquisitions	0.0%	11.8%	96.7%
Revenue growth rate from changes in currency	2.3%	0.0%	0.0%

Revenue growth rate 3Q2004 to 4Q2004, excluding acquisitions and effects of changes in currency	9.7%	9.1%	4.5%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions and the Effects of Changes in Currency

	MPS Group	Professional	EU IT
GAAP revenue growth rate 4Q2003 to 4Q2004	48.2%	53.3%	59.9%
Revenue growth rate contributed from acquisitions	9.2%	18.8%	0.0%
Revenue growth rate from changes in currency	1.8%	1.8%	4.9%

Revenue growth rate 4Q2003 to 4Q2004, excluding acquisitions and effects of changes in currency	37.2%	32.7%	55.0%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding Acquisitions and the Effects of Changes in Currency

	EU Professional	NA Professional	Accounting
GAAP revenue growth rate 4Q2003 to 4Q2004	54.2%	52.8%	248.5%
Revenue growth rate contributed from acquisitions	0.0%	30.5%	199.7%
Revenue growth rate from changes in currency	4.7%	0.0%	0.0%

Revenue growth rate 4Q2003 to 4Q2004, excluding acquisitions and effects of changes in currency	49.5%	22.3%	48.8%

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